UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 24, 2012, Peregrine Pharmaceuticals, Inc. (“Peregrine”) issued a press release regarding its discovery of major discrepancies in treatment group coding by an independent third-party vendor responsible for distribution of blinded investigational product used in its bavituximab phase II second-line non-small cell lung cancer trial.

On September 24, 2012, we received a written notice of default (“Notice of Default”) from Oxford Finance LLC, as collateral agent (“Collateral Agent”), on behalf of itself, Silicon Valley Bank, and MidCap Financial SBIC, LP (collectively, the “Lenders”), with respect to that certain loan and security agreement dated as of August 30, 2012, by and among Peregrine, its wholly owned subsidiary, Avid Bioservices, Inc., and the Lenders (the “Loan Agreement”). Pursuant to the Notice of Default, all amounts due under the Loan Agreement were accelerated as a result of the above event, which was deemed a material adverse change under the Loan Agreement, and the Lenders demanded full payment of all obligations under the Loan Agreement, including the outstanding principal amount of $15 million and all accrued interest thereon, plus a final payment fee equal to 6.5% of the principal amount repaid. On September 25, 2012 Peregrine paid the Lenders all outstanding obligations and the Loan Agreement was terminated.

Based on these developments, we believe we will have sufficient capital to fund our operations into the fourth quarter of our fiscal year 2013 based on current projections, which includes projected cash inflows under signed contracts with existing customers of Avid Bioservices, and assumes we raise no additional capital from the capital markets or other potential sources. There are a number of uncertainties associated with our financial projections, including but not limited to, termination of third party contracts, technical challenges, the rate at which patients are enrolled into any current or future clinical trials, any of which could reduce, delay or accelerate our future projected cash inflows and outflows.

Item 8.01	Other Events.

On September 24, 2012, Peregrine issued the above described press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

d)       Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

99.1          Press Release issued September 24, 2012.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: September 26, 2012	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer

3

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued September 24, 2012

4